UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 3, 2011
Date of report (Date of earliest event reported)

Intermec, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13279	95-4647021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6001 36th Avenue West
Everett, Washington 98203-1264
(Address of principal executive offices)(Zip code)

(425) 348-2600
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On March 3, 2011 (the “Closing Date”), we announced the completion of our previously announced acquisition of Vocollect, Inc.  (“Vocollect”), pursuant to the terms of the Agreement and Plan of Merger dated January 15, 2011 (the “Merger Agreement”), among Intermec, Inc., Vocollect, Vancouver Acquisition Corporation, our wholly-owned subsidiary (“Merger Sub”), and the Shareholders’ Agent identified in the Merger Agreement.  On the Closing Date, Merger Sub merged with and into Vocollect, with Vocollect surviving as our wholly-owned subsidiary (the “Merger”).  Pursuant to the Merger, we acquired all of the outstanding shares of capital stock of Vocollect in a cash transaction in which all outstanding shares of capital stock and all in-the-money options to purchase shares of common stock of Vocollect were converted into the right to receive aggregate cash consideration of $190 million (subject to certain adjustments).

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which was filed as Exhibit 2.1 to our current report on Form 8-K filed on January 18, 2011, and is incorporated herein by reference.  Please refer to the exhibits referred to in Item 9.01 below and to the press release issued on March 3, 2011, attached hereto as Exhibit 99.1, announcing the completion of the Merger and certain other matters (the “Press Release”).

Reference is made to the disclosure set forth under Item 2.03 below, which is incorporated herein by reference, with respect to the source of funds used in the above described acquisition of Vocollect.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of Vocollect, on March 3, 2011, we initiated a borrowing of $97 million pursuant to the $100 million, three-year, secured revolving credit facility (the “New Facility”) under the Amended and Restated Credit Agreement (the “New Credit Agreement”) with the Wells Fargo Bank, National Association (the “Bank”) that we entered into on January 14, 2011.  In addition, a net of approximately $100 million of the purchase price and adjustments was paid from our cash.  Related transaction and transition costs of $8 to $9 million expected to be incurred in fiscal year 2011 and any subsequent net working capital adjustments are also expected to be funded with cash from our operations.

The New Facility is secured by pledges of equity in and assets of certain of our domestic subsidiaries and guaranties of payment obligations from certain of our domestic subsidiaries.  Pursuant to the New Credit Agreement, the New Facility became effective on the Closing Date.   We have signed a promissory note under the New Credit Agreement and authorized the relevant subsidiaries to sign the pledge and security agreement and guaranty agreements.

The amount outstanding under the New Credit Agreement bears interest at a variable rate. The initial rate is equal to LIBOR plus the applicable starting margin of 1.75%, which is 2.125% on March 3, 2011.  We will also be required to pay a fee ranging from 1.25% to 1.75% on the amount drawn under each letter of credit that is issued and outstanding under the New Facility.  The fee on the unused portion of the New Facility ranges from 0.15% to 0.25%.

The New Credit Agreement contains various restrictions and covenants, including restrictions on our ability, and the ability of our subsidiaries, to consolidate or merge, make acquisitions, create liens, incur additional indebtedness or dispose of assets.  The New Credit Agreement also contains financial covenants related to our tangible net worth, annual net income after taxes, adjusted net income before taxes and asset coverage ratio (each, as defined in the New Credit Agreement).

If we default under certain provisions of the New Credit Agreement, then the Bank may accelerate payment of amounts due under the loan, and the Bank’s obligation to extend further credit will cease.  In addition, the Bank may exercise its security interest in our equity interests in and the assets of certain of our domestic subsidiaries, and it may call the guaranties of payment obligations made by certain of our domestic subsidiaries.

Coincident with the borrowing made in connection with completion of our acquisition of Vocollect, on the Closing Date we entered into a First Amendment to Amended and Restated Credit Agreement (the “First Amendment”), to include Vocollect as one of the subsidiaries that is a party to the pledge and security agreement and guaranty agreements.  All references to the New Credit Agreement in this current report on Form 8-K mean and include the amendments included in the First Amendment.  The First Amendment is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

The foregoing description of the New Credit Agreement, the New Facility and the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, which was filed as Exhibit 10.2 to our current report on Form 8-K filed on January 18, 2011, and is incorporated herein by reference, and to the full text of the First Amendment.

We believe that after payment of the Merger consideration, our remaining cash, cash equivalents, and short-term investments combined with projected cash flows from operations and the remaining borrowing capacity available from the New Facility will provide adequate funding to meet our expected working capital, capital expenditure, and pension contribution requirements for the next twelve months.

Item 7.01.  Regulation FD Disclosure

In the Press Release, we provided information about certain anticipated financial effects of the Merger on our first fiscal quarter of 2011 and the full year.

Forward-Looking Statements

Statements made in this filing and any related statements that express our or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. Such forward-looking statements include, without limitation, statements about our view of general economic and market conditions, our revenue, expense, earnings or financial outlook for the current or any future period, our ability to develop, produce, market or sell our products, either directly or through third parties, reduce or control expenses, improve efficiency, realign resources, continue operational improvement and year-over-year or sequential growth, and about the applicability of accounting policies used in our financial reporting. They also include, without limitation, statements about future financial and operating results of our company after the acquisition of Vocollect and benefits of the acquisition. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change.  Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. Such risk factors include:  (a) our ability to leverage the Vocollect products to enable us to expand our position in the warehouse market; and (b) our ability to successfully integrate and market the Vocollect products.  These risk factors also include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission, including, but not limited to, the risk factors set forth in Item 8.01 of this current report on Form 8-K, our annual reports on Form 10-K and our quarterly reports on Form 10-Q, which are available on our website at www.intermec.com.

In addition to the specific risks identified in the preceding paragraph,  please refer to the risk factors included in Item 8.01 of this Current Report on Form 8-K.

The foregoing information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01.  Other Events

Acquisition of Vocollect, Inc.

As described in Item 2.01 of this current report on Form 8-K, on March 3, 2011, we completed the acquisition of Vocollect.  Vocollect is the leading provider of voice-directed workflow solutions for mobile workers worldwide, helping customers improve productivity, accuracy and business performance across a range of workflows and processes.  Vocollect combines voice recognition technology and wearable mobile computing devices to create a system optimized for voice directed work applications in noisy and rugged settings. These products have been adopted primarily in warehouse and distribution center environments, but are used in other industrial environments and mobile applications.  Vocollect’s voice technology includes adaptive recognition capabilities: i.e., the devices proactively respond to changing environmental conditions and adapt to the user’s speech, resulting in better performance and accuracy over time.  Its software products can be used with our automated identification and data collection products and those of other manufacturers.

Vocollect sells its solutions through a direct sales force and indirect sales channels in the U.S. and primarily through indirect sales channels elsewhere.  Approximately 50% of its 2010 revenues were from sales in the U.S.  Vocollect has more than 1,500 customers worldwide, and serves a range of markets including grocery, food and beverage, automotive, retail, pharmaceuticals and third party logistics.  Its products are used in more than 60 countries and utilize more than 35 languages.  Vocollect’s principal competitors in voice technology applications include Voxware, Inc., Lucas Systems, Inc. and Topsystems GmbH .

Vocollect’s products use its proprietary technologies as well as technologies licensed from third parties. Historically, its research and development expenditures have been approximately 15% of annual revenues.  The final assembly of Vocollect’s products is performed by Vocollect in the U.S.  Sub-assemblies and parts are obtained from third party suppliers, some on a limited or sole source basis.

Vocollect is headquartered in Pittsburgh, Pennsylvania, with sales offices in London, Tokyo, Hong Kong, Singapore and Sao Paolo, and development centers in Pittsburgh and New Delhi.  Vocollect has approximately 435 employees worldwide; approximately 60 are outside the U.S.  Vocollect has been privately owned since it was founded in 1987.  In addition to its supply chain business, Vocollect’s wholly-owned subsidiary, Vocollect Healthcare Systems, Inc. (“VHS”), provides the AccuNurse voice-assisted system to streamline the patient care process in long-term care facilities.  The VHS business does not represent a material portion of Vocollect’s revenue.

Financial Results of Vocollect

In 2010, Vocollect recorded total revenues of $119.3 million with gross margins of approximately 65% and earnings before income tax of $11.9 million.  Vocollect’s full year 2010 net income was $7.1 million with net cash provided by operating activities of $12.9 million. Vocollect’s 2010 operating expenses consisted primarily of sales, marketing and research and development expenses.  Included in the earnings before income tax amount were approximately $4.1 million of interest, depreciation and amortization.  Total assets from Vocollect’s balance sheet were $82.3 million at December 31, 2010.

Refer to Item 9.01 of this current report on Form 8-K for further information about financial statements of Vocollect and related financial information.

Risks Related to the Acquisition of Vocollect

In addition to the risk factors disclosed in our annual report and quarterly reports filed with the Securities and Exchange Commission, our stockholders and investors should consider the following risk factors involved in our acquisition of Vocollect.  Throughout the following risk factors, Intermec is referred to as “we,” “us,” and “our.”

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If we cannot attract and retain management and other personnel with experience in the areas of Vocollect’s business focus, we will not be able to manage and grow this business.  Prior to acquiring Vocollect, we did not have a business unit dedicated to voice solution technology or markets.  We intend to rely on Vocollect’s management and employees to continue to operate the Vocollect business and to help us deepen our penetration of the market for voice solution products and services.  If we are unable to retain Vocollect’s experienced and knowledgeable employees, or to attract replacement employees if necessary, Vocollect’s business, operations and sales may suffer, and we may not acquire sufficient knowledge to successfully operate the Vocollect business or achieve the benefits anticipated from the acquisition.

●
Because of our acquisition of Vocollect, some customers may reduce or cease doing business with us or Vocollect.  Prior to our acquisition of Vocollect, some of our competitors have purchased voice technology products from Vocollect, and we have purchased voice technology products from other suppliers.  Now that Vocollect is our wholly-owned subsidiary, these customers may choose to reduce or stop such purchases, which may reduce the revenues that we and Vocollect might otherwise receive from sales to these customers.  Reduction in sales volumes might also reduce Vocollect’s manufacturing volumes and affect the efficiency of manufacturing and per-unit costs. The potential loss of this business and resulting consequences could have a material adverse effect on our revenues, results of operations and earnings and the benefits anticipated from the acquisition.

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Voice technologies may not achieve widespread acceptance, which could limit our ability to grow Vocollect’s voice business. Voice-directed workflow solutions such as Vocollect’s products compete with other voice-based products and with other technologies.  If other technologies gain greater acceptance and adoption than voice technologies such as Vocollect’s, Vocollect’s sales may fall or grow more slowly than anticipated.  The resulting consequences could have a material adverse effect on our revenues, results of operations and earnings and the benefits anticipated from the acquisition.

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If we are unable to protect Vocollect’s intellectual property, our reputation and our competitive position may be materially damaged.  Vocollect’s intellectual property includes trade secrets regarding its technology and the design and manufacture of its products.  Vocollect has historically used confidentiality agreements and other measures to protect its trade secret technology.  However, it is the nature of trade secrets that misappropriation may be difficult to detect and the rights of the trade secret owner may be difficult to enforce.  If we are unable to prevent the unauthorized use of Vocollect’s intellectual property, including trade secrets, we may lose a competitive advantage.  Our failure to adequately protect Vocollect’s intellectual property could have a material adverse effect on our reputation, brand and revenue, results of operations and earnings.

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If Vocollect’s manufacturing process or facility is disrupted, sales of Vocollect’s products could be disrupted, and we could incur unforeseen costs.  Final assembly of Vocollect’s products is performed at a single location in the U.S.  If the operations of that facility are disrupted, we would be unable to fulfill customer orders for the period of the disruption.  We would not be able to recognize revenue on orders that we could not ship, and we might need to modify our standard sales terms to secure the commitment of new customers during the period of the disruption and perhaps longer.  Depending on the cause of the disruption, we could incur significant costs to remedy the disruption and resume product shipments.  Such a disruption could have a material adverse effect on our revenue, results of operations and earnings.

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To fund a portion of the Vocollect acquisition, we entered into a senior secured credit facility agreement that includes covenants, financial tests and ratios, which, if not met, may have an adverse effect on our business, financial condition, results of operations and cash flows.  We maintain a senior secured credit facility that contains certain customary covenants, including financial covenants that require us to comply with specified financial ratios.  The credit facility is secured by pledges of equity in and assets of certain of our domestic subsidiaries, which have also guaranteed our payment obligations under the credit facility.  We must take into account the requirements of these covenants in the conduct of our business.  Depending on specific circumstances that may arise, we may need to make choices that limit some of our business or financing activities in order to comply with these covenants.  These choices may have an adverse effect on our results of operations and cash flows.  Furthermore, if we fail to comply with the requirements of the credit facility, we would be in default, and we may not be able to obtain the necessary amendments or waivers of an event of default.  In that event, the Bank could declare all amounts outstanding, together with accrued interest, to be immediately due and payable.  The Bank could also move to enforce its rights under its security interests in our assets and those of our subsidiaries.  If at that time we were not able to repay any amounts borrowed under the credit facility or to borrow sufficient funds from alternative sources to make the repayment, or if alternative financing is not available on favorable terms, our business and financial condition would be materially adversely affected.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial information required to be filed with respect to the acquired business described in Item 2.01 has not been filed on this initial current report on Form 8-K.  Instead, the financial information will be filed by amendment within 71 calendar days after the due date for the initial filing of this report with the Commission, as permitted by Item 9.01(a)(4) of Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed with respect to acquired business described in Item 2.01 has not been filed on this initial current report on Form 8-K.  Instead, the pro forma financial information will be filed by amendment within 71 calendar days after the due date for the initial filing of this report with the Commission, as permitted by Item 9.01(b)(2) of Form 8-K.

(d) Exhibits.

Exhibit	Description
10.1	First Amendment to Amended and Restated Credit Agreement, dated as of March 3, 2011, by and between Intermec, Inc., a Delaware corporation, and Wells Fargo Bank, National Association.
99.1	Intermec, Inc. press release dated March 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2011	INTERMEC, INC.

	By:	/s/ Robert J. Driessnack
Robert J. Driessnack Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
10.1	First Amendment to Amended and Restated Credit Agreement, dated as of March 3, 2011, by and between Intermec, Inc., a Delaware corporation, and Wells Fargo Bank, National Association.
99.1	Intermec, Inc. press release dated March 3, 2011.